EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD ANNOUNCES AGREEMENT FOR STRATEGIC INVESTMENT IN LEADING PROVIDER OF INTEGRATED AUDIO VISUAL SERVICES TO THE HOSPITALITY AND CORPORATE INDUSTRIES

DALLAS, July 25, 2017 -- Ashford Inc. (NYSE American: AINC) (“Ashford” or the “Company”) today announced that it has agreed to acquire a controlling interest in a privately held company that conducts the business of J&S Audio Visual in the United States, Mexico, and the Dominican Republic (“J&S”) for approximately $17.1 million in cash and $4.3 million of Ashford common stock consideration (excluding transaction costs and working capital adjustments), subject to certain closing conditions. The transaction is expected to close in the third quarter. J&S provides an integrated suite of audio visual services, including show & event services, hospitality services, creative services, and design & integration, making J&S a leading single-source solution for their clients’ meeting and event needs. J&S currently has multi-year contracts in place with approximately 55 hotels and convention centers in addition to regular business representing over 2,500 annual events and productions, 500 venue locations, and 650 clients.
With over 30 years of operating history, J&S has grown into a leading integrated single-source audio visual service provider with a well-diversified geographical presence and customer base. J&S estimates its customer retention rate to be approximately 90% which highlights the high level of quality customer service, professional production quality, and unique, tailored solutions J&S provides. Ashford expects significant revenue and operational cost synergies with the addition of contracts between J&S and Ashford asset-managed hotels. Currently, J&S has two contracts in place with Ashford asset-managed hotels and further roll-out of J&S services into Ashford asset-managed hotels should create significant upside potential.
After giving effect to the transaction, Ashford will own approximately an 85% interest in the common equity of J&S. The Company expects to finance the investment with a term loan of approximately $12 million. In addition, J&S will retain or payoff approximately $777,000 of pre-existing debt, as well as any debt related to new contracts signed before the transaction is closed. During the twelve months ended April 30, 2017, J&S had Net Income of approximately $1.2 million and Adjusted EBITDA of approximately $5.4 million. The implied total purchase price represents, as of April 30, 2017, a trailing 12-month Adjusted EBITDA multiple of 5.7x, according to the Company’s preliminary estimates based on unaudited operating financial data provided by J&S. Ashford believes that the implied total valuation of 5.7x Adjusted EBITDA represents an attractive potential return on investment relative to prior comparable transactions with publicly disclosed information.
After J&S becomes the preferred audio visual service provider at most of the planned Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust”) and Ashford Hospitality Prime, Inc. (NYSE: AHP) (“Ashford Prime”) hotels over the next 2-3 years along with conservative growth assumptions on the legacy business, Net Income and Adjusted EBITDA are expected to increase by approximately $2.5 million and $5.2 million, respectively. Ashford expects J&S to initially contribute approximately $1.77 to its Adjusted Net Income per diluted share. J&S should add approximately $2.83 to the Company’s Adjusted Net Income per diluted share after J&S becomes the preferred audio visual service provider at most of the planned Ashford Trust and Ashford Prime hotels by December 31, 2020. Existing management for J&S will remain in place and will be heavily incentivized to serve existing business and grow the Company. Monroe Jost will retain the title of Chief Executive Officer.
“This transaction represents the next phase of growth for J&S becoming a leading provider of integrated audio visual services in the hospitality industry,” commented Monroe Jost, Chief Executive Officer of J&S. “We look forward to leveraging Ashford’s hotel and operating experience and track record of success to further solidify our market position and support the tremendous potential for growth in our business.”
“We continue to use our hospitality and management experience to identify and invest in unique business opportunities in the industry and are excited to integrate our deep operating experience with the customer service and professional quality of J&S,” said Monty J. Bennett, Ashford’s Chairman and Chief Executive Officer. “J&S provides best-in-class solutions for the increasing demand for high-end audio visual needs for meetings and events, and we are excited about the future of this partnership.”
Ashford provides global asset management, investment management and related services to the real estate and hospitality sectors.
Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.
Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”
Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: changes in the business or operating prospects of J&S; adverse litigation or regulatory developments; our success in implementing our business development plans of integrating J&S’s business and realizing the expected benefits of the transaction; general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

J&S (1), (2)
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED NET INCOME
(unaudited, in thousands)

		Estimated
	12 Months Ended	12 Months Ended
	April 30,	December 31,
	2017	2020

Net Income	$1,163	$3,657

Interest expense	287	402
Depreciation and amortization	3,252	4,018
Income tax expense	89	2,153

EBITDA	$4,791	$10,230

Non-cash loss	24	—
Amortization of hotel signing fees (3)	309	300
Foreign currency transactions (gain) loss	162	—
Acquisition adjustments (4)	77	—

Adjusted EBITDA	$5,363	$10,530

Interest expense	(287)	(402)
Income tax expense	(89)	(2,153)

Adjusted Net Income	$4,987	$7,975
(1) All historical information in this table is based upon unaudited operating financial data provided by J&S. Financial statements for J&S have not been prepared and this data has not been audited, reviewed or compiled by the Company’s independent registered public accounting firm, and therefore the financial information presented will likely change.
(2) All information in this table represents 100% of J&S financial information. As such the amount of Net Income, Adjusted EBITDA, and Adjusted Net Income attributable to Ashford's interest will be less than the amount presented.
(3) Hotel signing fees represent incentive payments incurred in connection with signing or renewing venue contracts and generally provide the right to be the exclusive on-site provider of audio-visual services at the hotel. The payments are deferred and amortized over the life of the contract.
(4) Acquisition adjustments represent add-backs for pro forma expenses related to executive management compensation of J&S.
Included in this press release are certain supplemental measures of performance which are not measures of operating performance under GAAP, to assist investors in evaluating the Company's historical or future financial performance. These supplemental measures include adjusted earnings before interest, tax, depreciation and amortization ("Adjusted EBITDA") and Adjusted Net Income. We believe that Adjusted EBITDA and Adjusted Net Income provide investors and management with a meaningful indicator of operating performance. Management also uses Adjusted EBITDA and Adjusted Net Income, among other measures, to evaluate profitability and our board of directors includes these measures in reviews to determine quarterly distributions to stockholders. We calculate Adjusted EBITDA by subtracting or adding to net income (loss): interest expense, income taxes, depreciation, amortization, net income (loss) to noncontrolling interests, transaction costs, and other expenses. We calculate Adjusted Net Income by subtracting or adding to net income (loss): depreciation, amortization, net income (loss) to noncontrolling interests, transaction costs, and other expenses. Our methodology for calculating Adjusted EBITDA and Adjusted Net Income may differ from the methodologies used by other comparable companies, when calculating the same or similar supplemental financial measures and may not be comparable with these companies. Neither Adjusted EBITDA nor Adjusted Net Income represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity nor are such measures indicative of funds available to satisfy our cash needs. The Company urges investors to carefully review the U.S. GAAP financial information as shown in our periodic reports on Form 10-Q and Form 10-K, as amended.

ASHFORD INC. AND SUBSIDIARIES' SHARE OF ADJUSTED NET INCOME PER SHARE ATTRIBUTABLE TO J&S (1)
(unaudited, in thousands, except per share amounts)

		Estimated
	12 Months Ended	12 Months Ended
	April 30,	December 31,
	2017	2020

J&S Adjusted Net Income (2)	$4,239	$6,779

Diluted shares (3)	2,394	2,394

Incremental Adjusted Net Income per diluted share	$1.77	$2.83

(1) All historical information in this table is based upon unaudited operating financial data provided by J&S. Financial statements for J&S have not been prepared and this data has not been audited, reviewed or compiled by the Company’s independent registered public accounting firm, and therefore the financial information presented will likely change.
(2) Represents the Company's 85% share of Adjusted Net Income attributable to J&S.
(3) Represents the weighted average diluted shares of the Company for the three months ended March 31, 2017, adjusted to include the Ashford Inc. common stock issued concurrent with this transaction assuming an implied valuation, as of April 30, 2017, based on a trailing 12-month Adjusted EBITDA multiple of 5.7x, and an Ashford Inc. common stock price of $50.00 per share. This amount is subject to change and does not include shares issuable in the future pursuant to this transaction.

J&S
CAPITALIZATION (1)
(in thousands, unaudited)

Acquisition Financing	$12,000
Other Debt (2)	777
Common Equity (3)	17,958
Total Capitalization	$30,735
(1) Anticipated capitalization after giving effect to the transaction.
(2) Includes three capital leases, estimated debt related to a new contract, and two equipment term loans that will either be assumed or paid off at closing, which could increase the cash consideration paid by the Company.
(3) Includes Ashford's ownership of 85% of the Common Equity.

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